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                                                                     EXHIBIT 5.1

                          Katten Muchin Zavis Rosenman
                              525 W. Monroe Street
                                   Suite 1600
                               Chicago, IL 60661
                                  312-902-5200
                               312-902-1061(fax)

September 13, 2002

Taylor Capital Group, Inc.
350 East Dundee Road
Wheeling, Illinois 60090
Suite 300


RE: Registration Statement on Form S-1

Dear Ladies and Gentlemen:

     We have acted as counsel to Taylor Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-1, as amended (File No. 333-89158) (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering of up to 3,637,500 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), including (i) up to 2,250,000 shares of Common Stock to be issued and sold by the Company (the "Primary Shares"), (ii) up to 525,000 shares of Common Stock to be sold by a stockholder of the Company (the "Selling Stockholder") (the shares that may be sold by the Selling Stockholder being referred to herein as the "Secondary Shares") and (iii) up to 337,500 shares of Common Stock to be sold by the Company upon exercise of the Underwriters' (as hereinafter defined) over-allotment option (the "Option Shares" and together with the Primary Shares, the "Company Shares"). The Company Shares and the Secondary Shares are collectively referred to herein as the "Shares." This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Amended and Restated Certificate of Incorporation of the Company, (c) the Amended and Restated By-Laws of the Company, (d) records of proceedings of the Board of Directors of the Company, (e) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company and Keefe, Bruyette & Woods, Inc. and Stifel, Nicolaus & Company, Incorporated as representatives of the several underwriters to be named therein (collectively, the "Underwriters") and (f) a form of specimen certificate representing the Common Stock.

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Taylor Capital Group, Inc.
September 13, 2002
Page 2


     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that (1) when certificates representing the Company Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or the Company Shares have been registered and issued electronically through The Depository Trust Company, and such Shares are delivered to or pursuant to the direction of, and the Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreement, the Company Shares covered by the Registration Statement will be validly issued, fully paid and non-assessable and (2) the Secondary Shares have been validly issued and are fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.



Very truly yours,



/s/ Katten Muchin Zavis Rosenman